                                                                  EXHIBIT (e)(7)


                       SUPPLEMENT TO DISTRIBUTION CONTRACT


                        PIMCO Funds: Multi-Manager Series
                            840 Newport Center Drive

                             Newport Beach, CA 92660

                                           ________ __, 2002

PIMCO Funds Distributors LLC
2187 Atlantic Street

Stamford, CT  06902

         Re: PIMCO NACM Core Equity, PIMCO NACM Global, PIMCO NACM Growth, PIMCO NACM International, PIMCO NACM Flex-Cap, PIMCO NACM Pacific Rim and PIMCO NACM Value Funds

Ladies and Gentlemen:

         This will confirm the agreement between the undersigned (the "Trust") and PIMCO Funds Distributors LLC (the "Distributor") as follows:

         1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. Up to six separate classes of shares of beneficial interest in the Trust are offered to investors with respect to each investment portfolio. PIMCO NACM Core Equity Fund, PIMCO NACM Global Fund, PIMCO NACM Growth Fund, PIMCO NACM International Fund, PIMCO NACM Flex-Cap Fund, PIMCO NACM Pacific Rim Fund and PIMCO NACM Value Fund (each, a "Fund" and, collectively, the "Funds") are each separate investment portfolios of the Trust.

         2. The Trust and the Distributor have entered into a Distribution Contract (the "Contract") dated May 5, 2000, pursuant to which the Distributor has agreed to be the distributor of shares of beneficial interest in the Trust.

         3. In accordance with paragraph 1 of the Contract, the Trust and the Distributor hereby designate the Funds as additional investment portfolios to which the Contract pertains and adopt the Contract with respect to the Funds, the terms and conditions of the Contract being hereby incorporated herein by reference.

         4. This Supplement and the Contract shall become effective with respect to the Funds at 12:01 a.m., Eastern time, on July 22, 2002 or at such other time as the President of the Trust shall determine, and shall remain in full force and effect continuously as to a Fund and a class of shares thereof (unless terminated automatically as set forth in Section 17 of the Contract) until terminated.

         5. This Agreement may be terminated:

         (a) Either by such Fund or such class or the Distributor by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

         (b) Automatically as to such Fund or class thereof at the close of business one year from the effective date of this Supplement and the Contract for such Fund listed above, or upon the expiration of one year from the effective date of the last continuance of the Contract, whichever is later, if the continuance of the Contract is not specifically approved at least annually by the Trustees of the Trust or the shareholders of such Fund or such class by the affirmative vote of a majority of the outstanding shares of such Fund or such class, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plans (as defined in the Contract) or the Contract by vote cast in person at a meeting called for the purpose of voting on such approval.

         Action by a Fund or a class thereof under (a) above may be taken either
(i) by vote of the Trustees of the Trust, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund or such class. The requirement under (b) above that the continuance of this Contract be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         Termination of this Addendum and the Contract pursuant to this section shall be without the payment of any penalty.

         If the Contract is terminated or not renewed with respect to a Fund or any other investment portfolio of the Trust or class of shares thereof, it may continue in effect with respect to any Fund or class thereof as to which it has not been terminated (or has been renewed).

                [The rest of this page intentionally left blank.]

         If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            PIMCO Funds:  Multi-Manager Series

                                            -----------------------------------
                                            By:
                                            Title:

ACCEPTED:

PIMCO Funds Distributors LLC

---------------------------
By:
Title:





                                      -3-